Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS

Schedules Conference Call for Thursday, March 20, 2025

SAN DIEGO, Calif., — March 18, 2025 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the fourth quarter and full year ended December 31, 2024, together with other business updates. The company also expects to file its Annual Report on Form 10-K for the year ended December 31, 2024, with the Securities and Exchange Commission today. Upon filing, a copy of the annual report will be available on Maravai’s website, www.maravai.com, by selecting “Investors” and then “SEC Filings.”
Key Financial Results:
•Quarterly revenue of $56.6 million, Net loss of $(46.1) million, and Adjusted EBITDA (non-GAAP) of $(1.1) million; and
•Annual revenue of $259.2 million, Net loss of $(259.6) million, and Adjusted EBITDA (non-GAAP) of $35.9 million.
Corporate Updates:
•Appointed healthcare industry veteran R. Andrew Eckert as independent Chairman of the Board; and
•Voluntarily prepaid $228 million of the Company’s Term Loan using cash on hand. Cash and cash equivalents at December 31, 2024 was $322 million after this payment.
Acquisitions and Partnerships:
•Completed the acquisition of the DNA and RNA business of Officinae Bio, combining its proprietary AI-enabled mRNA design platforms with TriLink BioTechnologies leading DNA and RNA manufacturing capabilities, which is expected to provide customers comprehensive expertise and novel technologies for quick, calculated progression through the sequence-optimization phase and into clinical testing and commercial manufacturing;
•Acquired assets and intellectual property from Molecular Assemblies, with plans to expand TriLink BioTechnologies’ ability to enable customers to develop next-generation mRNA and CRISPR nucleic acid-based therapies;
•TriLink BioTechnologies and Aldevron entered into a Non-exclusive License and Supply Agreement for CleanCap® M6, CleanCap® AG 3’OMe, CleanCap® AG, and CleanCap® AU cap analogs for use in Aldevron’s mRNA development and manufacturing services; and
•TriLink BioTechnologies partnered with VWR, the distributor channel of Avantor, to expand availability of our innovative nucleic acid products to customers across Europe, Middle East, and Africa (EMEA). This distribution partnership is expected to improve the ordering process and offer shorter lead times for European customers -- increasing access to TriLink’s novel nucleic acid technologies.

"Our fourth-quarter revenue landed near the midpoint of our guidance range, with the BST segment outperforming and NAP coming in slightly lower," said Trey Martin, CEO, Maravai LifeSciences.

“Reflecting on 2024, it was both a challenging and pivotal year for our organization. Revenue did not meet our original expectations set in early 2024 as the macro-economic landscape and shifting customer spending priorities added complexity. The completion of our multi-year facilities expansion, combined with the launch of innovative new products and strategic tuck-in acquisitions, has strengthened our foundation for future growth of our base business. As we move forward, our organization is laser-focused on executing our return-to-growth strategy through our differentiated technologies and our ability to support customers from discovery through commercialization.”

Revenue for the Fourth Quarter 2024

	Three Months Ended December 31,
(Dollars in 000’s)	2024	2023	Year-over-Year % Change
Nucleic Acid Production	$41,899	$58,825	(28.8)%
Biologics Safety Testing	14,659	15,316	(4.3)%
Total Revenue	$56,558	$74,141	(23.7)%
Revenue for the Full Year 2024

	Year Ended December 31,
(Dollars in 000’s)	2024	2023	Year-over-Year % Change
Nucleic Acid Production	$196,345	$224,769	(12.6)%
Biologics Safety Testing	62,840	64,176	(2.1)%
Total Revenue	$259,185	$288,945	(10.3)%
Fourth Quarter 2024 Financial Results
Revenue for the fourth quarter was $56.6 million, representing a 23.7% decrease over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $41.9 million for the fourth quarter, representing a 28.8% decrease year-over-year. The revenue decrease was primarily from large GMP orders in 2023 not recurring in 2024, and lower demand for research and discovery products.
•Biologics Safety Testing revenue was $14.7 million for the fourth quarter, representing a 4.3% decrease year-over-year, primarily due to lower demand in the bioprocessing market.
Net loss and Adjusted EBITDA (non-GAAP) were $(46.1) million and $(1.1) million, respectively, for the fourth quarter of 2024, compared to net loss and Adjusted EBITDA (non-GAAP) of $(110.0) million and $20.5 million, respectively, for the fourth quarter of 2023.
Full Year 2024 Financial Results
Revenue for the year ended December 31, 2024 was $259.2 million, representing a 10.3% decrease over the prior year and was driven by the following:

•Nucleic Acid Production revenue was $196.3 million for the year ended December 31, 2024, representing a 12.6% decrease year-over-year. The revenue decrease was primarily driven by lower demand for research and discovery products.
•Biologics Safety Testing revenue was $62.8 million for the year ended December 31, 2024, representing a 2.1% decrease year-over-year, primarily due to lower demand in the bioprocessing market, particularly in China.
Net loss and Adjusted EBITDA (non-GAAP) were $(259.6) million and $35.9 million, respectively, for the year ended December 31, 2024, compared to net loss and Adjusted EBITDA (non-GAAP) of $(138.4) million and $65.3 million, respectively, for the prior year.
Financial Guidance for 2025
Maravai intends to provide certain financial guidance for 2025 during its financial results conference call on March 20, 2025 at 2:00 p.m. Pacific Time.
Conference Call and Webcast
Maravai’s management will host a conference call on Thursday, March 20, 2025 at 2:00 p.m. PT/ 5:00 p.m. ET to discuss its financial results for the fourth quarter and full year and to provide certain financial guidance for 2025. To participate in the conference call by telephone, approximately 10 minutes before the call, dial (877) 407-0752 or (201) 389-0912 and reference Maravai LifeSciences. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/.

MARAVAI LIFESCIENCES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$56,558	$74,141	$259,185	$288,945
Operating expenses:
Cost of revenue	37,168	35,108	150,876	148,743
Selling, general and administrative	41,243	38,478	161,771	151,390
Research and development	4,561	4,594	19,221	17,280
Change in estimated fair value of contingent consideration	(630)	(3,355)	(2,003)	(3,286)
Goodwill impairment	11,912	—	166,151	—
Restructuring	6	6,466	(1,214)	6,466
Total operating expenses	94,260	81,291	494,802	320,593
Loss from operations	(37,702)	(7,150)	(235,617)	(31,648)
Other income (expense):
Interest expense	(11,263)	(15,400)	(47,700)	(45,892)
Interest income	6,036	7,459	27,403	27,727
Loss on extinguishment of debt	(3,187)	—	(3,187)	—
Change in payable to related parties pursuant to the Tax Receivable Agreement	(1)	671,228	(40)	668,886
Other income (expense)	43	49	(2,341)	(1,337)
(Loss) income before income taxes	(46,074)	656,186	(261,482)	617,736
Income tax (benefit) expense	(7)	766,168	(1,860)	756,111
Net loss	(46,067)	(109,982)	(259,622)	(138,375)
Net loss attributable to non-controlling interests	(20,162)	(4,023)	(114,776)	(19,346)
Net loss attributable to Maravai LifeSciences Holdings, Inc.	$(25,905)	$(105,959)	$(144,846)	$(119,029)

Net loss per Class A common share attributable to Maravai LifeSciences Holdings, Inc., basic and diluted	$(0.18)	$(0.80)	$(1.05)	$(0.90)
Weighted average number of Class A common shares outstanding, basic and diluted	141,812	132,140	137,906	131,919

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(in thousands, except per share amounts)
(Unaudited)

Net Loss to Adjusted EBITDA (non-GAAP)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(46,067)	$(109,982)	$(259,622)	$(138,375)
Add:
Amortization	6,902	6,869	27,531	27,356
Depreciation	5,466	3,932	20,852	12,898
Interest expense	11,263	15,400	47,700	45,892
Interest income	(6,036)	(7,459)	(27,403)	(27,727)
Income tax expense (benefit)	(7)	766,168	(1,860)	756,111
EBITDA	(28,479)	674,928	(192,802)	676,155
Acquisition contingent consideration (1)	(630)	(3,355)	(2,003)	(3,286)
Acquisition integration costs (2)	918	3,497	5,559	12,695
Stock-based compensation (3)	10,545	9,342	49,415	34,588
Merger and acquisition related expenses (4)	865	684	1,728	4,392
Loss on extinguishment of debt (5)	3,187	—	3,187	—
Acquisition related tax adjustment (6)	(68)	(77)	2,306	1,293
Tax Receivable Agreement liability adjustment (7)	1	(671,228)	40	(668,886)
Goodwill impairment (8)	11,912	—	166,151	—
Restructuring costs (9)	10	6,567	11	6,567
Other (10)	638	176	2,330	1,791
Adjusted EBITDA (non-GAAP)	$(1,101)	$20,534	$35,922	$65,309

Net Loss attributable to Maravai LifeSciences Holdings, Inc. to Adjusted Net (Loss) Income (non-GAAP) and Adjusted Fully Diluted (Loss) Earnings Per Share (non-GAAP)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss attributable to Maravai LifeSciences Holdings, Inc.	$(25,905)	$(105,959)	$(144,846)	$(119,029)
Net loss impact from pro forma conversion of Class B shares to Class A common shares	(20,162)	(4,023)	(114,776)	(19,346)
Adjustment to the provision for income tax (11)	4,804	948	27,348	4,618
Tax-effected net loss	(41,263)	(109,034)	(232,274)	(133,757)
Acquisition contingent consideration (1)	(630)	(3,355)	(2,003)	(3,286)
Acquisition integration costs (2)	918	3,497	5,559	12,695
Stock-based compensation (3)	10,545	9,342	49,415	34,588
Merger and acquisition related expenses (4)	865	684	1,728	4,392
Loss on extinguishment of debt (5)	3,187	—	3,187	—
Acquisition related tax adjustment (6)	(68)	(77)	2,306	1,293
Tax Receivable Agreement liability adjustment (7)	1	(671,228)	40	(668,886)
Goodwill impairment (8)	11,912	—	166,151	—
Restructuring costs (9)	10	6,567	11	6,567
Other (10)	638	176	2,330	1,791
Tax impact of adjustments (12)	(356)	764,796	(21,401)	749,848
Net cash tax benefit retained from historical exchanges (13)	(687)	879	—	1,434
Adjusted net (loss) income (non-GAAP)	$(14,928)	$2,247	$(24,951)	$6,679

Diluted weighted average shares of Class A common stock outstanding	254,863	251,246	254,149	251,287

Adjusted net (loss) income (non-GAAP)	$(14,928)	$2,247	$(24,951)	$6,679
Adjusted fully diluted (loss) earnings per share (non-GAAP)	$(0.06)	$0.01	$(0.10)	$0.03
____________________
Explanatory Notes to Reconciliations
(1)Refers to the change in estimated fair value of contingent consideration related to completed acquisitions.
(2)Refers to incremental costs incurred to execute and integrate completed acquisitions, including retention payments related to integration that were negotiated specifically at the time of the Company’s acquisition of MyChem, LLC (“MyChem”) and Alphazyme, LLC (“Alphazyme”), which were completed in January 2022 and January 2023, respectively. These retention payments arise from the Company’s agreements executed in connection with the acquisitions of MyChem and Alphazyme and provide incremental financial incentives, over and above recurring compensation, to ensure the employees of these companies remain present and participate in integration of the acquired businesses during the integration and knowledge transfer periods. The Company agreed to pay certain employees of Alphazyme retention payments totaling $9.3 million as of various dates but primarily through December 31, 2025, as long as these individuals continue to be employed by the Company. The Company agreed to pay the sellers of MyChem retention payments totaling $20.0 million as of the second anniversary of the closing of the acquisition date as long as two senior employees (who were also the sellers of MyChem) continue to be employed by TriLink. The Company considers the payment of these retention payments as probable and is recognizing compensation expense related to these payments in the post-acquisition period ratably over the service period. Retention payment expenses were $0.8 million (Alphazyme $0.8 million) and $5.2 million (MyChem $1.8 million; Alphazyme $3.4 million) for the three months and year ended December 31, 2024, respectively. Retention payment expenses were $3.3 million (MyChem $2.6 million; Alphazyme $0.7 million) and $11.9 million (MyChem $9.3 million; Alphazyme $2.6 million) for the three months and year ended December 31, 2023, respectively. Retention expenses for MyChem concluded in the first quarter of 2024, and following the payments in the first quarter of 2024, there are no further retention expenses payable for MyChem. The remaining retention accrual for Alphazyme is $3.4 million, expected to be accrued ratably each quarter through

December 31, 2025, with payments expected to be made in the first quarter of 2026. There are no further cash-based retention payments planned, other than those disclosed above, for acquisitions completed as of December 31, 2024.
(3)Refers to non-cash expense associated with stock-based compensation.
(4)Refers to diligence, legal, accounting, tax and consulting fees incurred associated with acquisitions that were pursued but not consummated.
(5)Refers to the non-cash loss incurred on partial extinguishment of debt primarily associated with the voluntary prepayment on the Term Loan.
(6)Refers to non-cash (income) expense associated with adjustments to the indemnification asset recorded in connection with the acquisition of MyChem.
(7)For the year ended December 31, 2024, refers to the adjustment of the Tax Receivable Agreement liability primarily due to changes in Maravai’s estimated state apportionment and the corresponding change of its estimated state tax rate. For the year ended December 31, 2023, refers to the adjustment of our Tax Receivable Agreement liability primarily due to remeasuring the non-current portion of the liability to zero as we no longer consider payments under the agreement to be probable.
(8)Refers to the goodwill impairment recorded for our Nucleic Acid Production segment.
(9)Refers to restructuring costs (benefit) associated with the Cost Realignment Plan, which was implemented in November 2023. For the year ended December 31, 2024, stock-based compensation benefit of $1.2 million related to forfeited stock awards in connection with the restructuring is included in the stock-based compensation line item. For the three months ended December 31, 2024, such amount was immaterial. For the three months ended and year ended December 31, 2023, stock-based compensation benefit of $0.1 million related to forfeited stock awards in connection with the restructuring is included in the stock-based compensation line item.
(10)For the year ended December 31, 2024, refers to the loss on abandoned projects, severance payments, inventory step-up charges and certain other adjustments in connection with the acquisition of Alphazyme, and other non-recurring costs. For the year ended December 31, 2023, refers to severance payments, legal settlement amounts, inventory step-up charges in connection with the acquisition of Alphazyme, LLC, certain working capital and other adjustments related to the acquisition of MyChem, and other non-recurring costs.
(11)Represents additional corporate income taxes at an assumed effective tax rate of approximately 24% applied to additional net loss attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(12)Represents income tax impact of non-GAAP adjustments at an assumed effective tax rate of approximately 24% and the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(13)Represents income tax benefits due to the amortization of intangible assets and other tax attributes resulting from the tax basis step up associated with the purchase or exchange of Maravai Topco Holdings, LLC units and Class B common stock, net of payment obligations under the Tax Receivable Agreement.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include: Adjusted EBITDA, Adjusted Net (Loss) Income and Adjusted fully diluted Earnings Per Share (EPS).
Maravai defines Adjusted EBITDA as net (loss) income before interest, taxes, depreciation and amortization and adjustments to exclude, as applicable: (i) fair value adjustments to acquisition contingent consideration; (ii) incremental costs incurred to execute and integrate completed acquisitions, and associated retention payments; (iii) non-cash expenses related to share-based compensation; (iv) expenses incurred for acquisitions that were pursued but not consummated (including legal, accounting and professional consulting services); (v) non-cash expense associated with adjustments to the carrying value of the indemnification asset recorded in connection with completed acquisitions; (vi) loss (income) recognized during the applicable period due to changes in the tax receivable agreement liability; (vii) impairment charges; (viii) restructuring costs; (ix) loss on abandoned projects; (x) severance payments; (xi) legal settlement amounts; and (xii) inventory step-up charges in connection with completed acquisitions. Maravai defines Adjusted Net (Loss) Income as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. Maravai defines Adjusted Diluted EPS as Adjusted Net (Loss) Income divided by the diluted weighted average number of shares of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding units of Maravai Topco Holdings, LLC (paired with shares of Class B common stock) for shares of Class A common stock.
These non-GAAP measures are supplemental measures of operating performance that are not prepared in accordance with GAAP and that do not represent, and should not be considered as, an alternative to net (loss) income, as determined in accordance with GAAP.
Management uses these non-GAAP measures to understand and evaluate Maravai’s core operating performance and trends and to develop short-term and long-term operating plans. Management believes the measures facilitate comparison of Maravai’s operating performance on a consistent basis between periods and, when viewed in combination with its results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting Maravai’s results of operations.
These non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of Maravai’s results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net (loss) income, as determined by GAAP, or as a measure of Maravai’s profitability. Management compensates for these limitations by relying primarily on Maravai’s GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.

Forward-looking Statements
This press release contains, and Maravai’s officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding Maravai’s financial guidance for 2025; the expected benefits of recent acquisitions and the relationship with VWR; and expectations for market stabilization, constitute forward-looking statements and are identified by words like “believe,” “expect,” “see,” “project,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of Maravai’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of management’s control. Maravai’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Maravai’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•The level of our customers’ spending on and demand for outsourced nucleic acid production and biologics safety testing products and services.
•Our operating results are prone to significant fluctuation, which may make our future operating results difficult to predict and could cause our actual operating results to fall below expectations or any guidance we may provide.
•Uncertainty regarding the extent and duration of our revenue associated with high-volume sales of CleanCap® for commercial phase vaccine programs and the dependency of such revenue, in important respects, on factors outside our control.
•Shifts in the trade, economic and other policies and priorities of the U.S. federal government on our and our customers’ current and future business operations.
•Our ability to attract, retain and motivate a highly skilled workforce.
•Use of our products by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment, and the impact of unforeseen adverse events, negative clinical outcomes, development of alternative therapies, or increased regulatory scrutiny of these modes of treatment and their financial cost on our customers’ use of our products and services.
•Competition with life science, pharmaceutical and biotechnology companies who are substantially larger than us and potentially capable of developing new approaches that could make our products, services and technology obsolete.
•The potential failure of our products and services to not perform as expected and the reliability of the technology on which our products and services are based.
•The risk that our products do not comply with required quality standards.
•Market acceptance of our life science reagents.

•Our ability to efficiently manage our strategic acquisitions and organic growth opportunities.
•Natural disasters, geopolitical instability (including the ongoing military conflicts in Ukraine and the Middle East) and other catastrophic events.
•Risks related to our acquisitions, including whether we achieve the anticipated benefits of acquisitions of businesses or technologies.
•Product liability lawsuits.
•Our dependency on a limited number of customers for a high percentage of our revenue and our ability to maintain our current relationships with such customers.
•Our reliance on a limited number of suppliers or, in some cases, sole suppliers, for some of our raw materials and the risk that we may not be able to find replacements or immediately transition to alternative suppliers.
•The risk that our products become subject to more onerous regulation by the FDA or other regulatory agencies in the future.
•Our ability to obtain, maintain and enforce sufficient intellectual property protection for our current or future products.
•The risk that a future cyber-attack or security breach cannot be prevented.
•Our ability to protect the confidentiality of our proprietary information.
•The risk that one of our products may be alleged (or found) to infringe on the intellectual property rights of third parties.
•Compliance with our obligations under intellectual property license agreements.
•Our or our licensors’ failure to maintain the patents or patent applications in-licensed from a third party.
•Our ability to adequately protect our intellectual property and proprietary rights throughout the world.
•Our existing level of indebtedness and our ability to raise additional capital on favorable terms.
•Our ability to generate sufficient cash flow to service all of our indebtedness.
•Our potential failure to meet our debt service obligations.
•Restrictions on our current and future operations under the terms applicable to our credit agreement.
•Our dependence, by virtue of our principal asset being our interest in Maravai Topco Holdings, LLC (“Topco LLC”), on distributions from Topco LLC to pay our taxes and expenses, including payments under a tax receivable agreement with the former owners of Topco LLC (the “Tax Receivable Agreement” or “TRA”) together with various limitations and restrictions that impact Topco LLC’s ability to make such distributions.
•The risk that conflicts of interest could arise between our shareholders and Maravai Life Sciences Holdings, LLC (“MLSH 1”), the only other member of Topco LLC, and impede business decisions that could benefit our shareholders.
•The substantial future cash payments we may be required to make under the Tax Receivable Agreement to MLSH 1 and Maravai Life Sciences Holdings 2, LLC (“MLSH 2”), an entity through which certain of our former owners hold their interests in the Company and the negative effect of such payments.
•The fact that our organizational structure, including the TRA, confers certain benefits upon MLSH 1 and MLSH 2 that will not benefit our other common shareholders to the same extent as they will benefit MLSH 1 and MLSH 2.
•Our ability to realize all or a portion of the tax benefits that are expected to result from the tax attributes covered by the Tax Receivable Agreement.
•The possibility that we will receive distributions from Topco LLC significantly in excess of our tax liabilities and obligations to make to make payments under the Tax Receivable Agreement.
•Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns.
•Risks and uncertainty related to the restatement of our previously issued quarterly financial statements.
•Our ability to remediate the material weaknesses in our internal control over financial reporting in a timely manner.
•Our ability to design and maintain effective internal control over financial reporting in the future.
•The fact that investment entities affiliated with GTCR, LLC (“GTCR”) currently control a majority of the voting power of our outstanding common stock and may have interests that conflict with ours or yours in the future.
•Risks related to our “controlled company” status within the meaning of the corporate governance standards of NASDAQ.
•The potential anti-takeover effects of certain provisions in our corporate organizational documents.
•Potential sales of a significant portion of our outstanding shares of Class A common stock.
•Potential preferred stock issuances and the anti-takeover impacts of any such issuances.
•Such other factors as discussed throughout the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Maravai’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents Maravai files with the Securities and Exchange Commission.
Any forward-looking statements made in this release are based only on information currently available to management and speak only as of the date on which it is made. Maravai undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contact Information:
Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com